                                                                    Exhibit 99.1

                               December 13, 1999


Cable Design Technologies Inc.
Foster Plaza 7
661 Andersen Dr.
Pittsburgh, Pennsylvania  15220

         Re: Modification to Revolving Line of Credit Letter Agreement
                            and Other Loan Documents

Ladies and Gentlemen:

     Reference is made to that revolving line of credit letter agreement, dated as of December 14, 1998, between Cable Design Technologies Inc., a Washington corporation (the "Borrower"), and ABN AMRO Bank N.V. ("ABN AMRO" or "Bank") (such letter agreement is referred to herein as the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Loan Agreement.

     The purpose of this correspondence (this "Letter") is to modify the Termination Date, the amount of the Facility, the interest rate, and certain fees in each case referred to in the Loan Agreement or the Note, and make additional changes thereto as set forth herein.

     In consideration of the foregoing (and incorporating below the definitions referred to or set forth above), Borrower and Bank each hereby agree as follows:

     1.   Modification of Loan Agreement and Note.
          ---------------------------------------

        (a)  Modification of Amount of the Facility.
             --------------------------------------

        (i) Section 1.a of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               [1]a.  The Facility.  Subject to the terms and conditions of this
                      ------------
                      Agreement, ABN AMRO hereby establishes a line of credit facility in favor of the Borrower in the maximum principal amount of FIFTEEN MILLION UNITED STATES DOLLARS (US$15,000,000)(the "Facility").
                                           --------

        (ii) References in Section 1.b of the Loan Agreement to the amount of US$35,000,000 are hereby deleted and replaced in each instance with the amount of US$15,000,000.

Cable Design Technologies Inc.
December 13, 1999
Page 2


        (b)  Modification of Termination Date.  Subject to the terms hereof
             --------------------------------
and of the Loan Agreement, the Facility, as modified by this Letter, is hereby extended as of December 13, 1999, for 364 days. Accordingly and subject to the same matters: (i) the reference in Section 1.b of the Loan Agreement to the date of December 12, 1999, is hereby deleted and replaced with the date of December 10, 2000; and (ii) the "Termination Date" as such term is used in the Loan
                        ----------------
Agreement shall hereby mean December 10, 2000.

        (c)  The Note.  Borrower and Bank each hereby agree that (i) the
             --------
reference in the Note to the "Termination Date" is a reference to the earlier of such date as amended by Clause (b) directly above or as otherwise set forth in the Agreement as amended hereby; (ii) references in the Note to the amount of US$35,000,000 or THIRTY FIVE MILLION UNITED STATES DOLLARS are hereby respectively replaced with the amount of US$15,000,000 or FIFTEEN MILLION UNITED STATES DOLLARS; and (iii) the Pricing Grid set forth in the definition of "Applicable Margin" and having additional relevance to the definition of "Facility Fee Rate" is as of December 13, 1999, deleted in its entirety and replaced with the following:

                                                   PRICING GRID


                                              (basis points per annum)
--------------------------------------------------------------------------------------------------------------------
                Leverage Ratio                            Facility Fee                        Applicable
                                                              Rate                           LIBOR Margin
--------------------------------------------------------------------------------------------------------------------
Greater than 2.75x & less than or equal to                    30.0                              220.0
3.5x
--------------------------------------------------------------------------------------------------------------------
Greater than 0.75x & less than or equal to                    30.0                              170.0
2.75x
--------------------------------------------------------------------------------------------------------------------
Less than or equal to 0.75x                                   30.0                              120.0
--------------------------------------------------------------------------------------------------------------------

        (d)  Opinion of Counsel.  The requirement of Section 5.b.iii of the Loan
             ------------------
Agreement is waived.

        (e)  Existing Credit Agreement.  In the event that at any time the
             -------------------------
Existing Credit Agreement is replaced or otherwise becomes ineffective (as opposed to being amended, modified, or waived), then in such event the term "Existing Credit Agreement" in the Agreement shall refer to the Existing Credit Agreement that was in effect immediately prior to being replaced or becoming otherwise ineffective; and, Borrower and Bank hereby agree, upon the occurrence of such event, to endeavor to mutually agree upon the incorporation herein of relevant provisions of any new or replacement credit agreement or to the direct amendment of the Agreement by the addition of such terms as theretofore were incorporated herein by reference.

     2.  Transaction Fee.  Borrower agrees to pay Bank, as consideration for
         ---------------
Bank agreeing to the terms hereof, a nonrefundable fee in the amount of US$44,000, payable at the time of Borrower's execution hereof.

     3.  Consent of Guarantors.  Each of the Guarantors, jointly and severally,
         ---------------------
joins in this Letter to provide its consent to the amendments and modifications made herein to the Loan Agreement and other Loan Documents, and each of the Guarantors, jointly and severally, hereby

Cable Design Technologies Inc.
December 13, 1999
Page 3


reaffirms its obligations to, and agreements with, Bank under each Guaranty respectively given by each Guarantor and acknowledges and agrees that each such Guaranty continues in full force and effect.

     4.  Representations and Warranties.  Borrower hereby represents and
         ------------------------------
warrants to Bank as follows:


        (a) On the date of Borrower's execution hereof, each of the representations and warranties of Borrower contained or incorporated in this Letter, the Loan Agreement, or any other Loan Documents are true and correct on and as of the date hereof with the same force and effect as though made on this date, except to the extent that any such representation or warranty expressly relates solely to a previous date;

        (b) On the date of Borrower's execution hereof, Borrower is in compliance with all terms, conditions, provisions, and covenants contained or incorporated in the Loan Agreement and the other Loan Documents;

        (c) The execution, delivery, and performance hereof have been duly authorized by all necessary corporate action, require no governmental approval, and will neither contravene, conflict with, nor result in the breach of any law, charter or articles or certificate of incorporation (or similar document), bylaws (or similar document), or agreement governing or binding upon Borrower or any Guarantor or any of its or their respective properties;

        (d) All information furnished to Bank by Borrower or any Guarantor since the date of the Loan Agreement is accurate, correct, and complete and sufficient to provide Bank full and accurate knowledge of the subject matter thereof;

        (e) On the date of Borrower's execution hereof, there are no set-offs, claims, defenses, counterclaims, causes of action, or deductions of any nature against any obligations arising under the Loan Agreement or any other Loan Document.

     5.  Amendment of Loan Agreement.  The Loan Agreement is hereby amended in
         ---------------------------
accordance with the terms hereof, and this Letter and the Loan Agreement shall hereafter be one agreement and any reference to the Loan Agreement in any document, instrument, or agreement shall hereafter mean and include the Loan Agreement as amended by this Letter. In the event of any irreconcilable inconsistency between the terms or provisions of this Letter and the terms and provisions of the Loan Agreement, the terms and provisions hereof shall prevail.

     6.  General Provisions.
         ------------------

        (a) Borrower hereby reconfirms, restates, and ratifies the Loan Agreement and all of the Loan Documents, as modified hereby, and Borrower confirms that the Loan Agreement and all other Loan Documents have remained in full force and effect since the date of their respective execution.

        (b) Borrower shall pay all costs, expenses (including reasonable legal fees of counsel to Bank), and disbursements of Bank relating to the preparation, execution, and enforcement of and collection under this Letter.

Cable Design Technologies Inc.
December 13, 1999
Page 4

        (c) This Letter shall be binding upon and inure to the benefit of Bank and Borrower, and each of their respective successors and assigns, except that Borrower may not assign or delegate any of its rights or obligations hereunder or any interest herein without the prior written consent of Bank.

        (d) This Letter and any and all documents executed or delivered in connection herewith shall be construed and enforced pursuant to the internal laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles.

     7.  Further Assurances.  Borrower and Bank shall execute and deliver or
         ------------------
cause to be executed and delivered such further instruments or documents and do or cause to be done such further acts as may be reasonably necessary or proper in the reasonable opinion of Bank or Borrower to carry out more effectively the provisions and purposes of this Letter.

     8.  Counterparts; Telecopy Signatures.  This Letter may be signed in any
         ---------------------------------
number of separate counterparts, no one of which need contain all of the signatures of the parties, and as many of such counterparts as shall together contain all of the signatures of the parties shall be deemed to constitute one and the same instrument. Each of the parties hereto hereby agrees that a telecopy transmission of a party's signature shall be sufficient to bind such party to the terms hereof.

                            [SIGNATURE PAGE FOLLOWS]

Cable Design Technologies Inc.
December 13, 1999
Page 5


                  [SIGNATURE PAGE 1 OF 3 OF LETTER AMENDMENT]



     Please evidence Borrower's and each Guarantor's acknowledgment, agreement, and consent to the terms and provisions of this correspondence by executing in the space provided below and, upon the execution hereof below by Bank, Borrower, and each Guarantor, this Letter shall be effective as of the date hereof.

                        Very truly yours,

                              ABN AMRO BANK N.V.

                              By: ____________________________
                              Name:
                              Title:

                              By: ____________________________
                              Name:
                              Title:



                              CABLE DESIGN TECHNOLOGIES INC.

                              By: ____________________________(SEAL)
                              Name:
                              Title:

Cable Design Technologies Inc.
December 13, 1999
Page 6

                  [SIGNATURE PAGE 2 OF 3 OF LETTER AMENDMENT]




     WITH THE INTENT TO BE LEGALLY BOUND HEREBY, EACH OF THE UNDERSIGNED
     -------------------------------------------------------------------
GUARANTORS, JOINTLY AND SEVERALLY, ACKNOWLEDGES, AGREES, AND CONSENTS TO THE
----------------------------------------------------------------------------
FOREGOING:
---------

                                      CABLE DESIGN TECHNOLOGIES CORPORATION

Date: ___________________________     By: ___________________________(SEAL)
                                          Name:
                                          Title:

                                      THERMAX/CDT, INC.

Date: ___________________________     By: ___________________________(SEAL)
                                          Name:
                                          Title:

                                      DEARBORN/CDT, INC.

Date: ___________________________     By: ___________________________(SEAL)
                                          Name:
                                          Title:

                                      CDT INTERNATIONAL HOLDINGS, INC.

Date: ___________________________     By: ___________________________(SEAL)
                                          Name:
                                          Title:

                                      X-MARK/CDT INC.

Date: ___________________________     By: ___________________________(SEAL)
                                          Name:
                                          Title:

Cable Design Technologies Inc.
December 13, 1999
Page 7



                  [SIGNATURE PAGE 3 OF 3 OF LETTER AMENDMENT]

                                      BARCEL/CDT, INC.

Date: ___________________________     By: ___________________________(SEAL)
                                          Name:
                                          Title:

                                      NORDX/CDT-IP CORP.

Date: ___________________________     By: ___________________________(SEAL)
                                          Name:
                                          Title:

                                      NORDX/CDT CORP.

Date: ___________________________     By: ___________________________(SEAL)
                                          Name:
                                          Title:

                                      NETWORK ESSENTIALS, INC.

Date: ___________________________     By: ___________________________(SEAL)
                                          Name:
                                          Title: